Exhibit 99.3

VERMA CONTACT INFORMATION

Ash Verma - Business Card #1 reads:

Front Side:     LI CONSULTING
Ashutosh Verma
Board Representative

Back Side:     www.lex-innova.com
German Centre, 12th Floor
Building No. 9B Cyber City, CLF Phase-III
Gurgaon Haryana - 122002
www.liconsulting.in

+91-920-527-7607
board@liconsulting.in

Ash Verma - Business Card #2 reads:

Front Side:     Ashutosh Verma IRS
Additional Commissioner, Income Tax
Res:- Kh No - 683, Shivji Marg, Westend Greens, Rangpuri
New Delhi, -110017, INDIA
+91-11-40563567 / ashutoshverma.irs@gmail.com

Abhi Verma - Business Card reads:

Front Side:     LexInnova
550 Westcott Street, Suite 530
Houston, Texas 77007
www.lex-innova.com
Abhi Verma
Founder and Managing Director
781.666.9280
abhi.verma@lex-innova.com

Other Verma Contact Info:

1 Almaden Blvd, 715, San Jose, CA 95113
info@lex-innova.com
408-216-9398
http://www.lex-innova.com

Abhi Verma | Group Founder & CEO
LexInnova Technologies
LexInnova | LexInsight
19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014
Cell: 781-666-9280